EXHIBIT (i)

January 15, 2010

Eaton Vance Mutual Funds Trust Two International Place Boston, MA 02110 Ladies and Gentlemen:

     Eaton Vance Mutual Funds Trust (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Amended and Restated Declaration of Trust dated August 17, 1993, as amended (the “Declaration of Trust”).

     I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof and registered with the Securities and Exchange Commission are identified on Appendix A hereto.

     Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

     I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as I have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

     1. The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

     2. Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

Eaton Vance Mutual Funds Trust January 14, 2010 Page 2

     I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 152 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

Very truly yours, /s/ Katy D. Burke Katy D. Burke, Esq. Vice President

Appendix A

Established and Designated Series of the Trust

Eaton Vance AMT-Free Municipal Income Fund[4]
Eaton Vance Build America Bond Fund[6]
Eaton Vance Cash Management Fund[2]
Eaton Vance Diversified Income Fund[4]
Eaton Vance Dividend Income Fund[7]
Eaton Vance Emerging Markets Local Income Fund[6]
Eaton Vance Floating-Rate Fund[1]
Eaton Vance Floating-Rate & High Income Fund[1]
Eaton Vance Floating-Rate Advantage Fund[1]
Eaton Vance Global Macro Absolute Return Fund[6]
Eaton Vance Government Obligations Fund[5]
Eaton Vance High Income Opportunities Fund[4]
Eaton Vance International Equity Fund[6]
Eaton Vance International Income Fund[6]
Eaton Vance Large-Cap Core Research Fund[6]
Eaton Vance Low Duration Fund[4]
Eaton Vance Money Market Fund
Eaton Vance Strategic Income Fund[5]
Eaton Vance Structured Emerging Markets Fund[6]
Eaton Vance Structured International Equity Fund[6]
Eaton Vance Tax Free Reserves
Eaton Vance Tax-Managed Dividend Income Fund[4]
Eaton Vance Tax-Managed Equity Asset Allocation Fund[4]
Eaton Vance Tax-Managed Growth Fund 1.1[3]
Eaton Vance Tax-Managed Growth Fund 1.2[4]
Eaton Vance Tax-Managed International Equity Fund[4]
Eaton Vance Tax-Managed Mid-Cap Core Fund[4]
Eaton Vance Tax-Managed Multi-Cap Growth Fund[2]
Eaton Vance Tax-Managed Small-Cap Fund[4]
Eaton Vance Tax-Managed Small-Cap Value Fund[4]
Eaton Vance Tax-Managed Value Fund[4]

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Authorized classes are as follows:

[1] Advisers Class, Class A, B, C and I
[2] Class A, B and C
[3] Class A, B, C, I and S
[4] Class A, B, C and I
[5] Class A, B, C, I and R
[6] Class A, C and I
[7] Class A, C, I and R